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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF KING & SPALDING APPEARS HERE]

                               November 17, 1997


Dan River Inc.
2291 Memorial Drive
Danville, Virginia 24541


     Re:   Form S-1 Registration Statement (File No. 333-36479)
           ----------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel for Dan River Inc., a Georgia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 6,700,000 shares of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"), to be sold by the Company and certain shareholders of the Company (the "Selling Shareholders") to the underwriters named in the Registration Statement pursuant to an Underwriting Agreement, the form of which has been filed as an Exhibit to the Registration Statement (the "Underwriting Agreement"). As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     Based upon the foregoing, we are of the opinion that:

           (i) The Company is a corporation incorporated and validly existing and, based solely on a certificate of the Secretary of State of the State of Georgia, in good standing under the laws of the State of Georgia; and

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Dan River Inc.
November 17, 1997
Page 2

           (ii) The 4,700,000 shares of Common Stock, par value $.01 per share, of the Company to be issued pursuant to the Underwriting Agreement are duly authorized and, when the price per share has been established by the Pricing Committee of the Board of Directors and the shares are issued in accordance with the terms of the Underwriting Agreement and against payment therefor as set forth therein, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

                                            Very truly yours,

                                            KING & SPALDING